UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On March 27, 2013, CNO Financial Group, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it has determined the final purchase price offered by the Company pursuant to its previously announced cash tender offer (the “Offer”) to purchase for cash any and all of its outstanding 7.0% Convertible Senior Debentures due 2016 (the “Debentures”). The final purchase price per $1,000 principal amount of Debentures is $2,123.82. In addition to the final purchase price, holders will receive, in respect of their Debentures that are accepted for purchase, accrued and unpaid interest on such Debentures to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent.

A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. The Offer may be made only pursuant to the terms and conditions of the Company's Offer to Purchase, dated February 11, 2013 (the “Offer to Purchase”), the related Letter of Transmittal (the “Letter of Transmittal”) and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer has been filed with the Securities and Exchange Commission. Holders of the Debentures are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials (including Amendment No. 1 and Amendment No. 2 to the Schedule TO) are available free of charge at the website of the Securities and Exchange Commission at www.sec.gov. In addition, CNO will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Debentures.

Item 9.01.	Exhibits.
(d) Exhibits:

99.1    Press Release of CNO Financial Group, Inc., dated March 27, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 27, 2013

CNO FINANCIAL GROUP, INC.
By:	/s/ Karl W. Kindig
	Name:	Karl W. Kindig
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX
Exhibit No.    Description
99.1    Press Release of CNO Financial Group, Inc., dated March 27, 2013.

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